UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 30, 2015
DATE OF EARLIEST EVENT REPORTED: December 29, 2015

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733-2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Termination of Dome Merger

On December 29, 2015, PEDEVCO Corp. (the “Company”, “we”, “us” or “PEDEVCO”) and Dome Energy AB (“Dome Energy”) mutually agreed to terminate their pending merger due to the continued downturn in oil prices and challenging market environment, which merger was originally contemplated by that certain Plan of Reorganization entered into with Dome Energy, dated May 21, 2015, as amended July 15, 2015 and August 28, 2015 (as amended to date, the “Plan of Reorganization”).  The Company has no further obligations or termination liabilities due or owing to Dome Energy under the Plan of Reorganization as a result of the mutual termination of the transactions contemplated thereunder.

In addition, pursuant to the terms of that certain Letter Agreement entered into by and among the Company, its wholly-owned subsidiary Red Hawk Petroleum, LLC (“Red Hawk”), Dome Energy, and Dome US’s wholly-owned subsidiary VistaTex Energy LLC, the Company is entitled to receive $250,000 previously deposited into escrow by Dome AB as payment due to the Company in consideration for the assignment by Red Hawk of certain wellbore interests to Dome AB as more fully disclosed and described by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 24, 2015.

Entry into Merger Agreement with GOM Holdings, LLC

Immediately following the termination by the Company and Dome Energy of the Plan of Reorganization and the transactions contemplated thereby, on December 29, 2015, the Company entered into an Agreement and Plan of Merger and Reorganization (the “GOM Merger Agreement”) with White Hawk Energy, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and GOM Holdings, LLC, a Delaware limited liability company (“GOM”).  GOM currently produces approximately 2,700 barrels of oil equivalent per day (“BOEPD”) net from a core operated portfolio of oil and gas assets located in the United States, and has approximately $500 million in PV-10 value of proved (P1) reserves located in Texas, California and Louisiana, as estimated by leading independent reservoir engineering firms Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton.  The GOM Merger Agreement provides for the Company’s acquisition of GOM through an exchange of certain of the shares of the Company’s common and preferred stock (the “Consideration Shares”), as described in greater detail below, for 100% of the limited liability company membership units of GOM (the “GOM Units”), with the GOM Units being received by Merger Sub and GOM receiving the Consideration Shares, as described in greater detail below from the Company (the “Merger”).

The Company and GOM are targeting a closing date (“Closing”) as early as January 19, 2016 and no later than February 29, 2016, subject to various closing conditions as described below and as set forth in greater detail in the GOM Merger Agreement.  At the Closing of the Merger, (i) GOM will transfer the GOM Units to Merger Sub, solely in exchange for the Consideration Shares, and (ii) Merger Sub will continue as a wholly-owned subsidiary of the Company and will continue to carry on the business of GOM.  In exchange for the transfer of GOM Units to Merger Sub, the Company will issue to the members of GOM, the Consideration Shares as follows: (x) an aggregate of 1,551,552 shares of the Company’s restricted common stock (the “Common Stock”) and 698,448 restricted shares of the Company’s to-be-designated Series B Convertible Preferred Stock (the “Series B Preferred” (described in greater detail below)), and (y) will assume approximately $125 million of subordinated debt from GOM’s existing lenders and a $30 million undrawn letter of credit backing certain offshore asset retirement obligations (the “GOM Debt”), which GOM Debt is anticipated to be restructured on terms and conditions mutually acceptable to the Company and GOM prior to the Closing of the Merger.

At or prior to Closing, we will file and cause to be effective a new Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series B Convertible Preferred Stock (the “Certificate of Designation”), which will create 698,448 shares of newly-designated Series B Preferred, all of which will be issued to the members of GOM at Closing pro rata with their ownership of GOM.  The Series B Preferred will (i) have a liquidation preference senior to all of the Company’s common stock and Series A Convertible Preferred Stock equal to $250 per share (the “Liquidation Preference”), (ii) accrue an annual dividend equal to 10% of the Liquidation Preference, payable annually from the date of issuance (the “Dividend”), (iii) vote together with the common stock on all shareholder matters, with each share having one

(1) vote, and (iv) not be convertible into common stock of the Company until both the Shareholder Approval and NYSE MKT Approval are received (each as defined below).  Upon the Company’s receipt of the Shareholder Approval and NYSE MKT Approval, (x) the Series B Preferred shall automatically cease accruing Dividends and all accrued and unpaid Dividends are automatically forfeited and forgiven in their entirety, (y) the Liquidation Preference of the Series B Preferred is reduced to $0.001 per share from $250 per share, and (z) each share of Series B Preferred shall be convertible into common stock on a 1,000:1 basis (the “Series B Conversion”), either (A) automatically upon the determination of the Company’s Board of Directors in its sole discretion (“Company Conversion”), or (B) at the option of the holder at any time (“Holder Conversion”), provided that no Holder Conversion is allowed to the extent the holder thereof would beneficially own more than 9.99% of the Company’s Common Stock or voting stock.

The Board of Directors of the Company and the Board of Managers of GOM have adopted and declared advisable the GOM Merger Agreement and the transactions contemplated by the GOM Merger Agreement, including the Merger, upon the terms and subject to the conditions set forth in the GOM Merger Agreement; and the Board of Directors has determined that the GOM Merger Agreement and the transactions contemplated by the GOM Merger Agreement are fair to, and in the best interests of, the Company and its stockholders.

The parties have made customary representations, warranties and covenants in the GOM Merger Agreement including, among others, covenants relating to (1) the conduct of each party’s business during the interim period between the execution of the GOM Merger Agreement and the consummation of the Merger, (2) GOM’s Board of Managers’ and members’ approval of the GOM Merger Agreement and the Merger, and (3) equity grants anticipated to be made to the post-Closing management team by the Company, contingent upon the Equity Plan Increase (described below), which grants will be mutually agreed upon by the Company and GOM prior to Closing. In addition, within 30 days of the Closing, (A) the Company has agreed to use commercially reasonable best efforts to file all the required documents with the SEC necessary to seek shareholder approval (the “Shareholder Approval”) of (i) the issuance of the shares of common stock in connection with the Series B Conversion, (ii) an increase of shares available for issuance under the Company’s 2012 Equity Incentive Plan equal to 12.0% of the Company’s issued and outstanding capital stock (calculated post-Closing, assuming conversion of all Company Series A Preferred and Series B Preferred into Common Stock) (the “Equity Plan Increase”), and (iii) such other matters that are required to be approved by the shareholders of the Company pursuant to applicable rules and requirements of the SEC and NYSE MKT or which in the reasonable determination of the Company, shall be approved by the stockholders of the Company; and (B) the Company agreed to use commercially reasonable best efforts to file all the required documents with the NYSE MKT necessary to obtain NYSE MKT approval of the listing of the Company upon the Series B Conversion (the “NYSE MKT Approval”), if and as necessary pursuant to applicable NYSE MKT rules and regulations.  The approval of the shareholders of the Company is not required under applicable law for the closing of the Merger, nor is it a required condition to closing the Merger, and the Company does not intend to seek shareholder approval for the closing of the Merger, only for the Shareholder Approval, after the closing of the Merger, as described above.

The Merger is subject to customary closing conditions, including (1) approval of the Agreement by the Board of Directors of the Company, the sole Manager and member of Merger Sub, the Board of Managers of GOM, and the members of GOM, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the NYSE MKT for the issuance of the common stock and shares of common stock issuable upon conversion of the Series B Preferred to the members of GOM at Closing, and (5) the effectiveness of the Certificate of Designation. Each party’s obligation to complete the Exchange is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the GOM Merger Agreement, (c) completion of the restructuring of each of the Company’s and GOM’s existing debt, respectively, to the other party’s satisfaction, and (d) each of the Company and GOM furnishing the other with evidence that each has entered into amended employment agreements with certain of each party’s employees as required and in forms acceptable to the other party.  In addition, each of the Company and GOM agreed to pay all costs and expenses incurred by them in connection with the GOM Merger Agreement.

The GOM Merger Agreement also includes customary termination provisions for both the Company and GOM. Specifically, and subject to the terms of the GOM Merger Agreement, the agreement can be terminated by either party in the event the Closing has not occurred by February 29, 2016, or if any representation or warranty of the other party contained in the GOM Merger Agreement shall not be true in all material respects, subject to a right to cure by the breaching party.

The parties intend, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

GOM is majority owned and controlled by Platinum Partners, an affiliate of Platinum Management (NY) LLC (“PM LLC”), a New York based investment firm which is the employer of Mr. David Z. Steinberg, who serves as one of the members of the Company’s Board of Directors.  PM LLC is also an advisor to the entity which owns RJ Credit LLC (“RJC”), who has loaned the Company approximately $5.9 million to date in principal in connection with the Company’s March 2014 senior note funding. In connection with the March 2014 funding the Company also has the right, from time to time, subject to the terms and conditions of the Note Purchase Agreement relating to the March 2014 senior funding, to request additional loans from RJC, of up to an additional $13.5 million in funding. The terms of the March 2014 funding and the conditions relating to the Company’s ability to borrow additional funds under the Note Purchase Agreement, are described in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2014.

PM LLC is also an advisor to the entity that owns Golden Globe Energy (US), LLC (“GGE”), a greater than 5% stockholder of the Company, from whom the Company acquired approximately 12,977 net acres of oil and gas properties and interests in 53 gross wells located in the Denver-Julesburg Basin, Colorado in February 2015, in connection with which the Company assumed approximately $8.35 million of subordinated notes payable owed by GGE to RJC, issued to GGE 3,375,000 restricted shares of the Company’s common stock (representing approximately 9.9% of our then outstanding shares of common stock), and issued to GGE 66,625 restricted shares of the Company’s then newly-designated Amended and Restated Series A Convertible Preferred Stock (the “Series A Preferred”), which can be converted into shares of the Company’s common stock on a 1,000:1 basis, subject to a 9.99% ownership blocker, as described in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2015.  GGE, as the sole holder of the Company’s Series A Preferred, has the right to appoint two designees to the Company’s Board of Directors for as long as GGE continues to hold 15,000 shares of Series A Preferred designated as “Tranche One Shares” under the Company’s Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series A Convertible Preferred Stock. Mr. Steinberg is one of the Series A Preferred’s designees to the Board of Directors in connection with such right, provided that GGE has not designated any further members of the Board of Directors at this time.

Vesting Agreements

Because the contemplated merger with Dome Energy did not close on or before December 29, 2015, the vesting of shares of restricted common stock held by Messrs. Frank Ingriselli, Michael Peterson and Clark Moore, which was delayed from May 21, 2015 through December 29, 2015 (the “2015 Delayed Vesting”) pursuant to those certain Vesting Agreements entered into on May 21, 2015 (the “Prior Vesting Agreements”) by the Company and each of Messrs. Ingriselli, Peterson and Moore as described in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2015, will now occur on January 7, 2016 in accordance with the terms of such Prior Vesting Agreements.  The Prior Vesting Agreements have no further force or effect going forward.  In connection with the Company’s entry into the new GOM Merger Agreement, each of Messrs. Ingriselli, Peterson and Moore have entered into new Vesting Agreements with the Company (the “Vesting Agreements”), pursuant to which they each individually agreed that the future vesting of restricted common stock held by such officers from January 1, 2016 through June 1, 2016 (the “Delay Period”) in accordance with such restricted stock’s original vesting schedules shall be delayed until the 2nd trading day following the Company’s public announcement of the “Vesting Event,” defined as the later to occur of the receipt of (x) the Shareholder Approval and (y) the NYSE MKT Approval, upon which Vesting Event all vesting with respect to such shares shall be accelerated and all such shares shall be fully vested (the “Acceleration”).  The aggregate number of shares of restricted common stock subject to the Delay Period is 511,250 shares, 195,500 of which are held by Mr. Ingriselli, 183,250 of which are held by Mr. Peterson, and 132,500 of which are held by Mr. Moore (collectively, the “Subject Shares”), and excludes shares subject to the 2015 Delayed Vesting, which shall vest on January 7, 2016.  The Acceleration will occur even if the executives are not then employees or directors of the Company on such date.  Notwithstanding the above, in the event the GOM Merger Agreement is terminated or the Merger is not consummated by June 1, 2016 (unless otherwise agreed upon in writing by the parties to the GOM Merger Agreement), all the Subject Shares will vest on the 2nd trading day following the Company’s public disclosure of the termination of the Merger (in the event the GOM Merger Agreement is terminated prior to June 1, 2016), or, in the event the Merger is not terminated by, or consummated by, June 1, 2016, on June 1, 2016, and the original vesting terms for all future unvested stock will be reinstated to the terms in effect prior to the parties’ entry into the Vesting Agreements. Notwithstanding the above, nothing in the Vesting Agreements amends or waives any acceleration of vesting of unvested restricted stock or options currently provided under any executive officer’s current employment agreement with the Company, which provides for acceleration upon termination of such executive’s employment under certain circumstances detailed therein.

* * * *

The foregoing description of (a) the Merger and the GOM Merger Agreement is not complete and is qualified in its entirety by reference to the GOM Merger Agreement, which is filed herewith as Exhibit 2.1 and incorporated by reference herein, (b) the Certificate of Designation is not complete and is qualified in its entirety by reference to the form of Certificate of Designations, which is filed herewith as Exhibit 3.1 and incorporated by reference herein, and (c) the Vesting Agreements are not complete and are qualified in their entirety by reference to the form of Vesting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The GOM Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, GOM, or their respective subsidiaries and affiliates.

The representations, warranties and covenants contained in the GOM Merger Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) are solely for the benefit of the parties to the GOM Merger Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the GOM Merger Agreement instead of establishing these matters as facts, and (4) may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the GOM Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The representations and warranties contained in the GOM Merger Agreement were made only for the purpose of the GOM Merger Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to shareholders, among other limitations. The representations and warranties were made for the purpose of allocating contractual risk between the parties to the GOM Merger Agreement and should not be relied upon as a disclosure of factual information relating to any of the parties.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See the discussion under Item 1.01 above with respect to the termination of the transactions contemplated by the Plan of Reorganization with Dome Energy, which is incorporated in this Item 1.02 by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 30, 2015, the Company issued a press release announcing the termination of the Plan of Reorganization transaction with Dome Energy and the entry into the GOM Merger Agreement with GOM (each as defined in Item 1.01, above), and related matters, as described above in Item 1.01 of this Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

2.1*+	Agreement and Plan of Merger and Reorganization dated as of December 29, 2015, by and among PEDEVCO Corp., White Hawk Energy, LLC, and GOM Holdings, LLC
3.1*	Form of Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Convertible Preferred Stock
10.1*	Form of Vesting Agreement dated December 29, 2015
99.1**	Press Release, dated December 30, 2015

* Filed herewith.
**Furnished herewith.
+Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that PEDEVCO Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Important Information

In connection with the proposed business combination between PEDEVCO Corp. (“PEDEVCO”) and GOM Holdings, LLC (“GOM”), PEDEVCO currently intends to file a proxy statement with the SEC to seek approval for the Shareholder Approval defined and described above. This communication is not a substitute for any proxy statement or other document PEDEVCO may file with the SEC in connection with the Shareholder Approval. Prospective investors are urged to read the proxy statement when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of PEDEVCO. Prospective investors may obtain free copies of the proxy statement, when filed, as well as other filings containing information about PEDEVCO, without charge, at the SEC’s website (www.sec.gov). Copies of PEDEVCO’s SEC filings may also be obtained from PEDEVCO without charge at PEDEVCO’s website (www.pacificenergydevelopment.com) or by directing a request to PEDEVCO at (855) 733-3826.

Participants in Solicitation

PEDEVCO and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the Shareholder Approval. Information regarding PEDEVCO’s directors and executive officers is available in PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015 and PEDEVCO Corp.’s definitive proxy statement on Schedule 14A, filed with the SEC on August 25, 2015. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC by PEDEVCO in connection with the Shareholder Approval and in other relevant documents filed by PEDEVCO with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between PEDEVCO and GOM are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PEDEVCO and GOM, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PEDEVCO’s most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•  termination of the proposed combination by either party subject to the terms of the Agreement and Plan of Merger and Reorganization;

•  failure to obtain the approval of members of GOM in connection with the proposed transaction or the approval of the shareholders of PEDEVCO for the Shareholder Approval;

•  the failure to consummate or delay in consummating the proposed transaction for other reasons;

•  the timing to consummate the proposed transaction;

•  the risk that a condition to closing of the proposed transaction may not be satisfied;

•  the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•  PEDEVCO’s ability to achieve the synergies and value creation contemplated by the proposed transaction;

•  the ability of PEDEVCO to effectively integrate GOM’s operations; and

•  the diversion of management time on transaction-related issues.

PEDEVCO’s forward-looking statements are based on assumptions that PEDEVCO believes to be reasonable but that may not prove to be accurate. PEDEVCO cannot guarantee future results, level of activity, performance or achievements. Moreover, PEDEVCO does not assume responsibility for the accuracy and completeness of any of these forward-looking statements. PEDEVCO assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chairman and Chief Executive Officer

Date:  December 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1*+	Agreement and Plan of Merger and Reorganization dated as of December 29, 2015, by and among PEDEVCO Corp., White Hawk Energy, LLC, and GOM Holdings, LLC
3.1*	Form of Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Convertible Preferred Stock
10.1*	Form of Vesting Agreement dated December 29, 2015
99.1**	Press Release, dated December 30, 2015

* Filed herewith.
**Furnished herewith.
+Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that PEDEVCO Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.